UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

Catcha Investment Corp

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On May 3, 2024, Catcha Investment Corp (the “Company”) determined to postpone the Company’s extraordinary general meeting of its shareholders (the “Special Meeting”) relating to shareholder approval of the Company’s entry into a Business Combination Agreement and a related Merger and Plan of Merger, among other voting proposals, as described in the definitive proxy statement filed by the Company on February 15, 2024 with the U.S. Securities and Exchange Commission, from the previously scheduled date of Tuesday, May 7, 2024.

The Special Meeting will now be held on Wednesday, May 15, 2024, at 11:00 a.m. Eastern Time. There is no change to the location, the record date, the purpose or any of the proposals to be acted upon at the Special Meeting. The live webcast for the Special Meeting will be available by visiting https://www.cstproxy.com/chaa/2024.

Holders of the Company’s Class A ordinary shares are entitled to request that the Company redeem all or a portion of their shares for cash in connection with the Special Meeting until 5:00 p.m., Eastern Time, on Monday, May 13, 2024 (two business days prior to the Special Meeting).